CONTACT:	Daniel T. Hendrix
Chairman and Chief Executive Officer
Patrick C. Lynch
Senior Vice President and Chief Financial Officer
(770) 437-6800

FTI Consulting, Inc.
Eric Boyriven, Matt Steinberg
(212) 850-5600

FOR IMMEDIATE RELEASE

INTERFACE REPORTS THIRD QUARTER 2012 RESULTS

ATLANTA, Georgia, October 24, 2012 – Interface, Inc. (Nasdaq: IFSIA), a worldwide carpet tile company and global leader in sustainability, today announced results for the third quarter ended September 30, 2012.

“The third quarter was another period of solid operating performance overall, although financial performance was negatively impacted by the previously-announced sale of our Bentley Prince Street business and by the fire at our plant in Australia,” said Daniel T. Hendrix, Chairman and Chief Executive Officer.  “Margins have expanded, the U.S. had a record sales quarter, and we are beginning to see stability in markets that have been uneven this year.”

Third Quarter 2012 Financial Results

•	Sales: Sales for the third quarter of 2012 were $242.9 million, compared with sales of $248.7 million in the third quarter of 2011, a decrease of 2.4%.
o	Fluctuations in currency exchange rates negatively impacted 2012 third quarter sales by approximately 2% (approximately $6 million) relative to the year ago period.
o
Sales in the quarter also were negatively impacted by a fire at the Company’s Picton, Australia facility in July 2012, as previously announced, which resulted in delays in shipments in Australia.  Since the fire, the Company has been supplying its Australian customer needs from its manufacturing facilities in Thailand, China and elsewhere.

o
As previously announced, the Company completed the sale of its Bentley Prince Street business segment in August 2012.  Results for Bentley Prince Street for the 2012 third quarter, 2012 year to date, and all prior periods have been classified as discontinued operations.

•
Operating Income:  Operating income in the third quarter of 2012 was $23.1 million (or 9.5% of sales), after charges of $770,000 (or $0.01 per share after-tax) primarily related to the restructuring of the Company’s European operations, and $980,000 (or $0.01 per share after-tax) in expenses related to the fire at the Picton facility.  Excluding the restructuring and Picton fire expenses, operating income for the 2012 third quarter was $24.8 million (or 10.2% of sales), compared with operating income of $24.6 million (or 9.9% of sales) in the third quarter of 2011.

•
Income from Continuing Operations:  The Company reported income from continuing operations of $11.1 million (or $0.17 per diluted share), after the restructuring charge and Picton fire expenses.  Excluding these items, income from continuing operations was $12.3 million (or $0.19 per diluted share), compared with $11.7 million (or $0.18 per diluted share) a year ago.

•
Net Income (Loss):  After the items discussed above, as well as a loss from discontinued operations of $16.8 million related to the sale of Bentley Prince Street, the Company reported a net loss for the 2012 third quarter of $5.8 million (or $0.09 per diluted share).  In the third quarter last year, net income was $12.2 million (or $0.19 per diluted share).

“We again saw record sales in the U.S., as strong demand across many of the commercial markets we serve continued to drive sales growth and margin expansion,” said Mr. Hendrix.  “FLOR, our consumer business, continued to expand with strong same store sales growth and the opening of four additional FLOR store locations during the quarter.  Our European business continued to take share in a market that remains challenging despite initial signs of stability, generating improved sales in local currencies and a nice sequential increase in profitability as our restructuring efforts gain traction.  Our results also benefitted from strong growth in emerging markets, particularly China and Latin America.”

Year to Date 2012 Financial Results

•
Sales:  For the first nine months of 2012, sales were $682.4 million, compared with $708.6 million for the same period a year ago, a decrease of 3.7%.  Fluctuations in currency exchange rates negatively impacted 2012 year to date sales by approximately 2% (approximately $16 million) relative to the year ago period.

•
Operating Income:  Operating income for the 2012 nine-month period was $45.9 million (or 6.7% of sales).  Excluding a previously-announced $16.3 million restructuring and asset impairment charge in the first quarter of 2012 and the above-mentioned charges in the 2012 third quarter, operating income for the 2012 nine-month period was $63.9 million (or 9.4% of sales).  This compares with operating income for the 2011 nine-month period of $70.8 million (or 10.0% of sales).

•
Income from Continuing Operations:  After the restructuring charge and Picton fire expenses in the 2012 third quarter, as well as the $16.3 million restructuring and asset impairment charge in the 2012 first quarter, the Company reported year to date income from continuing operations of $15.5 million (or $0.24 per diluted share).  Excluding these items, income from continuing operations was $28.9 million (or $0.44 per diluted share) for the 2012 nine-month period, compared with income from continuing operations of $33.3 million (or $0.51 per diluted share) in the same period a year ago.

•
Net Income (Loss):  Including all items, as well as a loss from discontinued operations of $17.0 million, the Company reported a net loss for the 2012 nine-month period of $1.4 million (or $0.02 per diluted share).  In the prior year period, net income was $34.8 million (or $0.53 per diluted share).

"SG&A expenses as a percentage of sales have steadily declined throughout the year, reaching 23.9% in the quarter and representing a strong improvement relative to both the prior year period and the 2012 second quarter,” said Patrick C. Lynch, Senior Vice President and Chief Financial Officer.  “Our restructuring and other cost reduction efforts continued to flow through the quarter, and the result was an operating margin that exceeded year-ago results on a comparable basis despite a 2.4% decrease in sales.  The quarter also saw us continue to strengthen our financial position as we generated solid cash from operations and the sale of Bentley Prince Street, and ended the period with a strong cash balance.”

Mr. Hendrix concluded, “We are encouraged by the prospects in many of our markets, and continue to see good order activity driven by the U.S. and emerging markets.  The U.S. represents almost half of our revenue, so positive dynamics in this market should lead to continued growth and margin expansion.  European markets are now showing signs of increased stability, and demand trends in Asian markets continue to be promising.  We expect a strong finish to the year.”

Webcast and Conference Call Information

The Company will host a conference call tomorrow morning, October 25, 2012, at 9:00 a.m. Eastern Time, to discuss its third quarter 2012 results.  The conference call will be simultaneously broadcast live over the Internet.  Listeners may access the conference call live over the Internet at:  http://edge.media-server.com/m/p/qv85rwup/lan/en or through the Company’s website at: http://www.interfaceglobal.com/Investor-Relations.aspx.  The archived version of the webcast will be available at these sites for one year beginning approximately one hour after the call ends.

Interface, Inc. is the world’s largest manufacturer of modular carpet, which it markets under the Interface and FLOR brands. The Company is committed to the goal of sustainability and doing business in ways that minimize the impact on the environment while enhancing shareholder value.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Except for historical information contained herein, the other matters set forth in this news release are forward-looking statements.  The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including risks and uncertainties associated with economic conditions in the commercial interiors industry as well as the risks and uncertainties discussed under the heading “Risk Factors” included in Item 1A of the Company's Annual Report on Form 10-K for the fiscal year ended January 1, 2012, which discussion is incorporated herein by this reference, including, but not limited to, the discussion of specific risks and uncertainties under the headings “The ongoing worldwide financial and credit crisis could have a material adverse effect on our business, financial condition and results of operations,” “Sales of our principal products have been and may continue to be affected by adverse economic cycles in the renovation and construction of commercial and institutional buildings,” “We compete with a large number of manufacturers in the highly competitive commercial floorcovering products market, and some of these competitors have greater financial resources than we do,” “Our success depends significantly upon the efforts, abilities and continued service of our senior management executives and our principal design consultant, and our loss of any of them could affect us adversely,” “Our substantial international operations are subject to various political, economic and other uncertainties that could adversely affect our business results, including by restrictive taxation or other government regulation and by foreign currency fluctuations,” “Concerns regarding the European sovereign debt crisis and market perceptions about the instability of the euro, the potential re-introduction of individual currencies within the Eurozone, or the potential dissolution of the euro entirely, could adversely affect our business, results of operations or financial condition,” “Large increases in the cost of petroleum-based raw materials could adversely affect us if we are unable to pass these cost increases through to our customers,” “Unanticipated termination or interruption of any of our arrangements with our primary third party suppliers of synthetic fiber could have a material adverse effect on us,” “We have a significant amount of indebtedness, which could have important negative consequences to us,” “The market price of our common stock has been volatile and the value of your investment may decline,” “Our earnings in a future period could be adversely affected by non-cash adjustments to goodwill, if a future test of goodwill assets indicates a material impairment of those assets,” and “Our Rights Agreement could discourage tender offers or other transactions for our stock that could result in shareholders receiving a premium over the market price for our stock.”  Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made.  The Company assumes no responsibility to update or revise forward-looking statements made in this press release and cautions readers not to place undue reliance on any such forward-looking statements.

- TABLES FOLLOW –

Consolidated Condensed Statements of Operations	Three Months Ended		Nine Months Ended
(In thousands, except per share data)	09/30/12	10/02/11	09/30/12	10/02/11

Net Sales	$242,863	$248,721	$682,425	$708,567
Cost of Sales	160,002	161,536	450,344	453,700
Gross Profit	82,861	87,185	232,081	254,867
Selling, General & Administrative Expenses	58,014	62,574	168,134	184,110
Restructuring and Asset Impairment Charge	770	--	17,086	--
Expenses related to Australia fire	980	--	980	--
Operating Income	23,097	24,611	45,881	70,757
Interest Expense	6,330	6,434	19,132	19,972
Other Expense (Income), Net	136	(176)	824	(97)
Income Before Taxes	16,631	18,353	25,925	50,882
Income Tax Expense	5,564	6,661	10,418	17,623
Income from Continuing Operations	11,067	11,692	15,507	33,259
Income (Loss) from Discontinued Operations, Net of Tax	(16,840)	476	(16,956)	1,547
Net Income (Loss)	$(5,773)	$12,168	$(1,449)	$34,806

Earnings (Loss) Per Share – Basic
Continuing Operations	$0.17	$0.18	$0.24	$0.51
Discontinued Operations	$(0.26)	$0.01	$(0.26)	$0.02
Earnings (Loss) Per Share – Basic	$(0.09)	$0.19	$(0.02)	$0.53

Earnings (Loss) Per Share – Diluted
Continuing Operations	$0.17	$0.18	$0.24	$0.51
Discontinued Operations	$(0.26)	$0.01	$(0.26)	$0.02
Earnings (Loss) Per Share – Diluted	$(0.09)	$0.19	$(0.02)	$0.53

Common Shares Outstanding – Basic	65,957	65,469	65,703	65,228
Common Shares Outstanding – Diluted	66,192	65,676	65,802	65,457

Orders from Continuing Operations	256,000	261,000	734,200	747,000

Consolidated Condensed Balance Sheets
(In thousands)	09/30/12	01/01/12
Assets
Cash	$91,651	$50,624
Accounts Receivable	128,441	140,800
Inventory	147,762	140,485
Other Current Assets	41,614	30,221
Assets of Businesses Held for Sale	--	60,683
Total Current Assets	409,468	422,813
Property, Plant & Equipment	172,867	177,925
Other Assets	179,074	171,534
Total Assets	$761,409	$772,272

Liabilities
Accounts Payable	$54,488	$52,226
Accrued Liabilities	96,930	90,693
Liabilities Held for Sale	--	8,269
Total Current Liabilities	151,418	151,188
Senior Secured and Senior Subordinated Notes	283,090	294,507
Other Long-Term Liabilities	44,751	45,538
Total Liabilities	479,259	491,233
Shareholders’ Equity	282,150	281,039
Total Liabilities and Shareholders’ Equity	$761,409	$772,272

Consolidated Condensed Statements of Cash Flows	Three Months Ended				Nine Months Ended
(In millions)	09/30/12		10/02/11		09/30/12		10/02/11

Net Income (Loss)		$(5.7)		$12.2		$(1.4)		$34.8
Income (Loss) from Discontinued Operations		(16.8)		0.5		(16.9)		1.6
Income from Continuing Operations		11.1		11.7		15.5		33.3
Depreciation and Amortization		7.7		7.3		22.4		28.5
Deferred Income Taxes and Other Non-Cash Items		(7.6)		5.4		(10.0)		9.8
Change in Working Capital
Accounts Receivable	14.9		1.2		29.6		(6.8)
Inventories	2.9		(4.9)		(6.7)		(34.9)
Prepaids and Other Current Assets	(5.0)		0.2		(7.5)		(3.9)
Accounts Payable and Accrued Expenses	(3.3)		10.4		0.7		(16.0)
Cash Provided from Operating Activities		20.7		31.3		44.0		9.9
Cash Provided by (Used in) Investing Activities		34.7		(11.5)		11.8		(32.3)
Cash Used in Financing Activities		(1.5)		(1.3)		(15.5)		(1.8)
Effect of Exchange Rate Changes on Cash		1.0		(1.2)		0.7		(0.6)
Net Increase (decrease) in Cash		$54.9		$17.3		$41.0		$(24.8)

Consolidated Condensed Segment Reporting
(In millions)
	Three Months Ended			Nine Months Ended
	09/30/12	10/02/11	% Change	09/30/12	10/02/11	% Change

Operating Income
Modular Carpet	$23.9	$25.5	(6.3%)	$47.5	$76.3	(37.7%)
Corporate Expenses and Income	(0.8)	(0.9)	11.1%	(1.6)	(5.5)	70.9%
Total	$23.1	$24.6	(6.1%)	$45.9	$70.8	(35.2%)

Reconciliation of Non-GAAP Performance Measures to
GAAP Performance Measures
(In millions)

Three Months Ended
09/30/12
Operating Income, Excluding Restructuring and Asset Impairment Charge and Expenses Related to Australia Fire	$24.8
Restructuring and Asset Impairment Charge	(0.8)
Expenses Related to Australia Fire	(1.0)
Operating Income, As Reported	$23.1

Income from Continuing Operations, Excluding Restructuring and Asset Impairment Charge and Expenses Related to Australia Fire	$12.3
Restructuring and Asset Impairment Charge (Net of Taxes of $0.2 million)	(0.5)
Expenses Related to Australia Fire (Net of Taxes of $0.3 million)	(0.7)
Income from Continuing Operations, As Reported	$11.1

Nine Months Ended
09/30/12
Operating Income, Excluding Restructuring and Asset Impairment Charges and Expenses Related to Australia Fire	$63.9
Restructuring and Asset Impairment Charges	(17.1)
Expenses Related to Australia Fire	(1.0)
Operating Income, As Reported	$45.9

Income from Continuing Operations, Excluding Restructuring and Asset Impairment Charges and Expenses Related to Australia Fire	$28.9
Restructuring and Asset Impairment Charges (Net of Taxes of $4.3 million)	(12.7)
Expenses Related to Australia Fire (Net of Taxes of $0.3 million)	(0.7)
Income from Continuing Operations, As Reported	$15.5

Three Months Ended
09/30/12
Earnings Per Share from Continuing Operations, Excluding Restructuring and Asset Impairment Charge and Expenses Related to Australia Fire	$0.19
Restructuring and Asset Impairment Charge per Share, After Tax	(0.01)
Expenses Related to Australia Fire, Per Share, After Tax	(0.01)
Earnings per Share from Continuing Operations, As Reported	$0.17

Nine Months Ended
09/30/12
Earnings Per Share from Continuing Operations, Excluding Restructuring and Asset Impairment Charges and Expenses Related to Australia Fire (Net)	$0.44
Restructuring and Asset Impairment Charges per Share, After Tax	(0.19)
Expenses Related to Australia Fire, Per Share, After Tax	(0.01)
Earnings Per Share from Continuing Operations, As Reported	$0.24

The Company believes that the above non-GAAP performance measures, which management uses in managing and evaluating the Company’s business, may provide users of the Company’s financial information with additional meaningful bases for comparing the Company’s current results and results in a prior period, as these measures reflect factors that are unique to one period relative to the comparable period.  However, these non-GAAP performance measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under accounting principles generally accepted in the United States.  Tax effects identified above (when applicable) are calculated using the statutory tax rate for the jurisdictions in which the charge or income occurred.

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